    As filed with the Securities and Exchange Commission on February 2, 2001
                                                   Registration No. 333-______
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   ----------
                                    FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                                   ----------
                       INVESTORS FINANCIAL SERVICES CORP.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                       04-3279817
(State or other jurisdiction of                        (IRS Employer
incorporation or organization)                       Identification No.)

              200 Clarendon Street, Boston, MA 02116 (617) 937-6700
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               JOHN E. HENRY, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                       INVESTORS FINANCIAL SERVICES CORP.
                              200 CLARENDON STREET
                                BOSTON, MA 02116
                                 (617) 937-6700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------
                                   Copies to:

     EDWIN L. MILLER, JR., ESQ.                   ROBERT E. BUCKHOLZ, JR., ESQ.
  TESTA, HURWITZ & THIBEAULT, LLP                     SULLIVAN & CROMWELL
         125 High Street                               125 Broad Street
   Boston, Massachusetts 02110                     New York, New York 10004
       Tel: (617) 248-7000                           Tel: (212) 558-4000
       Fax: (617) 248-7200                           Fax: (212) 558-3588
                                   ----------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box./ /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./ /

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./X/ Reg. No. 333-51278

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box./ /
                                   ----------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                        Amount to be         Proposed Maximum            Proposed Maximum            Amount of
       Title of Each Class of           Registered(1)     Offering Price Per Share    Aggregate Offering Price     Registration Fee
    Securities to be Registered
------------------------------------- ------------------- -------------------------- ---------------------------- -----------------
Common Stock, $.01 par value            244,145 shares           $ 76.00                  $ 18,555,020               $ 4,638.76
------------------------------------- ------------------- -------------------------- ---------------------------- -----------------
Preferred Stock Purchase Rights(2)            -                       -                           -                       -
------------------------------------- ------------------- -------------------------- ---------------------------- -----------------

(1) Includes 31,845 shares that the underwriters have the right to purchase from the registrant to cover over-allotments.
(2) Pursuant to our Rights Agreement, as amended, one-fourth of one right to purchase a unit of preferred stock of the Company (each a "Preferred Stock Purchase Right" or "Right") is deemed to be delivered with each share of Common Stock issued by the Company. The Rights currently are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

         The undersigned registrant hereby incorporates by reference herein the contents of registration statement no. 333-51278. This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register an additional 244,145 shares of common stock

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on February 1, 2001.

                                  INVESTORS FINANCIAL SERVICES CORP.

                                  By:  /s/ Kevin J. Sheehan
                                       ------------------------------------
                                       Kevin J. Sheehan
                                       President, Chief Executive Officer
                                       and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                      Title(s)                                            Date
---------                                      --------

/s/ Kevin J. Sheehan                           President, Chief Executive Officer and Chairman     February 1, 2001
----------------------------------------       (Principal Executive Officer)
Kevin J. Sheehan

/s/ Karen C. Keenan*                           Senior Vice President and Chief Financial Officer   February 1, 2001
----------------------------------------       (Principal Financial Officer and Principal
Karen C. Keenan                                Accounting Officer)

/s/ James M. Oates*                            Director                                            February 1, 2001
----------------------------------------
James M. Oates

/s/ Thomas P. McDermott*                       Director                                            February 1, 2001
----------------------------------------
Thomas P. McDermott

/s/ Robert B. Fraser*                          Director                                            February 1, 2001
----------------------------------------
Robert B. Fraser

/s/ Frank B. Condon, Jr.*                      Director                                            February 1, 2001
----------------------------------------
Frank B. Condon, Jr.

/s/ Donald G. Friedl*                          Director                                            February 1, 2001
----------------------------------------
Donald G. Friedl

/s/ Phyllis S. Swersky*                        Director                                            February 1, 2001
----------------------------------------
Phyllis S. Swersky



         The undersigned, Kevin J. Sheehan, by signing his name hereto, does hereby execute this registration statement on behalf of each of the above-named persons pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission in the registrant's registration statement on Form S-3 (No 333-51278).

                                              *By:

                                               /s/ Kevin J. Sheehan
                                               -------------------------------
                                               Kevin J. Sheehan
                                               Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

*  1.1     Form of Underwriting Agreement
** 4.1     Specimen Certificate representing the  common stock
***5.1     Opinion of Testa, Hurwitz & Thibeault, LLP regarding legality.
***23.1    Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).
***23.2    Consent of Deloitte & Touche LLP
*  24.1    Power of Attorney
---------------------
* Previously filed with the registrant's Registration Statement on Form S-3 (Registration No. 333-51278)
** Filed as an exhibit to the registrant's Registration Statement on Form S-1 (Registration Number 33-95980) or amendments thereto and incorporated herein by reference
***  Filed herewith